UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2016

PAID, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Friberg Parkway Suite 4004 Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01
Completion of Acquisition or Disposition of Assets.

In September 2016, the Company announced that it entered into an Amalgamation Agreement (the “Amalgamation Agreement”) with emergeIT Inc., an Ontario corporation, which does business as “ShipTime” (“emergeIT” or “ShipTime”) to acquire emergeIT and two new PAID subsidiaries. emergeIT is a leading cloud based shipping platform bringing individuals small and medium sized businesses together with many of the world’s leading carriers to save time and money. A copy of the Amalgamation Agreement is set forth as Exhibit 10.1. The Closing for the Amalgamation Agreement occurred on December 19, 2016, and the amalgamation will be effective on December 30, 2016.

Description of emergeIT

emergeIT’s platform provides its members with the ability to quote, process, track and dispatch shipments while getting preferred rates on packages and skidded (LTL) freight shipments throughout North America and around the world. In addition to these features, ShipTime also provides what it refers to as “Heroic Multilingual Customer Support.” In this capacity, ShipTime acts as an advocate on behalf of its clients in resolving matters concerning orders and shipping.  With an increasing focus and service offering for e-commerce merchants; which includes online shopping carts, inventory management, payment services, client prospecting and retention software, emergeIT can help merchants worldwide grow and scale their businesses.  emergeIT generates monthly recurring revenue through transactions and “software as a service” (SAAS) offerings. It currently serves in excess of 30,000 members in North America. The company has plans to expand its services into Europe and then worldwide.

Transaction Structure; Consideration to emergeIT Shareholders

Pursuant to the Amalgamation Agreement the Company formed a new subsidiary under Canadian law (“Callco”). The new subsidiary formed its own Canadian subsidiary (“Exchangeco”), and Callco is the sole shareholder of Exchangeco. Both Callco and Exchangeco are incorporated in Ontario under the province’s Business Corporations Act. Effective December 30, 2016 (the “Effective Date”), Exchangeco will merge (amalgamate) with emergeIT so that as of the effective date, the Company will own, indirectly through Callco, all of the issued and outstanding shares of common stock of emergeIT. At that time, the amalgamated entity will be renamed “ShipTime Canada Inc.” and will be the operating company with respect to the emergeIT assets.

emergeIT is privately held by 13 holders. The emergeIT holders own “Class A” and “Class B” common shares, which will convert into “exchangeable shares” of ShipTime Canada Inc. in the merger. Exchangeable shares are rights to the Company’s common stock and preferred stock. These rights can be exercised by the conversion of the exchangeable shares into shares of common and preferred stock of the Company, in accordance with an Exchange and Call Rights Agreement, described below.

emergeIT Class A common shares and Class B common shares will be converted into exchangeable shares with rights to receive 447 shares of the Company’s common stock and 3,109, provided that upon the reverse/forward split described below, the right shall be to receive 45 shares of the Company’s common stock and 311 shares of the Company’s Preferred Stock. As of the effective date, outstanding emergeIT options and warrants will be replaced by exchangeable shares in the same manner as emergeIT’s Class A and Class B common shares.

As of the Effective Date, the former holders of emergeIT will hold rights to approximately 79.5% of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5% of all the issued and outstanding shares of capital stock of the Company.

Pursuant to the Amalgamation Agreement, the Company filed a Certificate of Designations effective on December 30, 2016 which sets aside 5,000,000 shares of Preferred Stock as Series A Preferred Stock. The Series A Preferred Stock holders have no voting rights and have an aggregate liquidation value of approximately $11,581,000. The Preferred Stock also carries a coupon payment obligation of 1.5% per year calculated by taking the 30-day average closing price for an equal number of shares of common stock for the month immediately preceding the coupon payment date, which is made annually. Payout of the coupon may be made out of existing cash or in shares of Series A Preferred stock of the Company. The Series A Preferred Stock have no voting or conversion rights. If purchased, redeemed, or otherwise acquired (other than conversion), the preferred stock may be reissued

The Amalgamation Agreement includes representations and warranties and other covenants by both the Company and emergeIT. In the event that either party is in breach, the non-breaching party may have an indemnification claim. The Company will hold back up to 2,680,000 shares of its preferred stock to satisfy any claims of the other party, provided that upon the reverse/forward split described below, the right shall be to receive 268,000 shares of Series A Preferred Shares or common stock of PAID, Inc. If after the Effective Date the shares are issued to the emergeIT shareholders, the current Company stockholders percentage ownership would be diluted. Generally claims for indemnification must be made within 12 months after the amalgamation or merger.

Exchange and Call Rights Agreement

Pursuant to the Amalgamation Agreement, as of the Effective Date, the existing holders of emergeIT will exchange their shares in emergeIT into “exchangeable shares” of the amalgamated company, ShipTime Inc. The holders of ShipTime Inc. will have those rights described in its organizational documents. ShipTime Inc.’s authorized capital will be composed of preferred shares, and common shares. The preferred shares are exchangeable into a right to receive approximately 447 shares of the Company’s preferred stock and 3,109 shares of the Company’s common stock, provided that upon the reverse/forward split described below, the right shall be to receive 45 shares of the Company’s common stock and 311 shares of the Company’s Preferred Stock. Any and all outstanding common shares will be owned by Callco, the Company’s direct subsidiary. As a result, Callco will have the only voting shares of ShipTime Canada Inc.

As of the Effective Date, holders of ShipTime Inc. shares have the same dividend and distribution rights as holders of Company shares, and if Company shares are subdivided or in the event of a Company stock dividend, the exchangeable shares will be equally subdivided, as exchangeable shares are intended to be economically the same as shares of common or preferred stock of the Company. As of the Effective Date, the Company has a “liquidation call right” in the event of proposed liquidation, dissolution or winding up of ShipTime Canada Inc. Absent prior events, the Company will redeem the exchangeable shares on the fifth anniversary whereby the Company will redeem the exchangeable shares for shares of the Company’s preferred stock and common stock. By agreement, exchangeable shares also may be purchased by ShipTime Canada Inc. for cancellation. The Company also has a right to call the shares in the event of a change in the applicable laws.

The holders of exchangeable shares have an “automatic exchange right” in the event any bankruptcy or insolvency or in general, related proceedings, of ShipTime Canada Inc. or the Company. The exchangeable shares would at such time be converted automatically into that number of shares of common stock and preferred stock of the Company at the agreed upon conversion ratio. Moreover, Callco will have an overriding call right to purchase some or all of the exchangeable shares. This mechanism will be triggered with the automatic exchange right and is necessary to comply with Canadian tax laws. The exercise of this call right does not alter the outcome of the exchangeable share transaction.

A copy of the form of Exchange and Call Rights Agreement is set forth as Exhibit 10.2. A form of description of the rights of ShipTime Canada Inc. shareholders is set for as Exhibit 10.3.

Support Agreement

Pursuant to the Amalgamation Agreement, the Company entered into a Support Agreement with the combined entity as of the Effective Date. The Support Agreement generally provides that the Company will treat holders of Exchangeable Shares substantially similar, or economically equivalent, to holders of Company stock.

As such, under the Support Agreement, the Company cannot declare or pay any dividend or other distribution on Company stock unless ShipTime Canada Inc. simultaneously declares or pays the dividend or distribution on the Exchangeable Shares and has sufficient money or other assets to meet these requirements. In turn, the ShipTime Canada Inc. would effect a corresponding dividend or distribution of its securities related to the Exchangeable Shares. The Company also undertakes to advise ShipTime Canada Inc. of the declaration of dividend or distribution, among other similar events, and to cooperate with it to effect the dividend or distribution as of the same record and effective date.

The Company is also required in this case to segregate funds to pay for the dividend, and to reserve sufficient number of shares to permit the exchange of the Exchangeable Shares into the required number of Company shares of common stock and preferred stock.

The Support Agreement is also binding on any successor to the Company and with respect to any successor transaction. A copy of the form of Support Agreement is set forth as Exhibit 10.4.

Employment Agreement; Officer

At the Closing, effective as of the Effective Date, Mr. Allan Pratt entered into an employment agreement (the “Employment Agreement”) with the Company to serve as the Company’s President and CEO. The Employment Agreement will be for an initial term through February 2020, with a base salary of US$185,000 and eligibility for a bonus as the Board of Directors determines. Bonuses may be in the form of cash, equity awards or both. Mr. Pratt will be eligible for employee and fringe benefits consistent with other employees, and equity awards adopted by the Company for its employees generally. Mr. Pratt will also have an automobile allowance of US$600 per month and mileage reimbursement for business travel at IRS rates.

Mr. Pratt may terminate the Employment Agreement at any time with 30 days’ notice. The Company may terminate Mr. Pratt for “cause”, which shall include willful, intentional or tortious conduct detrimental to the Company’s operations. The Company may terminate Mr. Pratt without cause upon giving 30 days’ notice, subject to a severance payment. Mr. Pratt also may terminate his employment for “good reason”, which means a material diminution in his authority, duties or responsibilities, a change in geographic location from where Mr. Pratt provides services, or any action or inaction by the Company that constitutes a breach of the employment agreement. If Mr. Pratt is terminated without cause or by Mr. Pratt for “good reason,” during the initial term, Mr. Pratt shall receive a severance payment which is three times his overall compensation of salary plus bonus, which amount decreases after two years to three times his base salary. Mr. Pratt would be subject to a two year non-compete with respect to on-line package shipping services to small businesses and retail customers in the territory of the United States and Canada.

A copy of the form of Employment Agreement is set forth as Exhibit 10.5.

In addition, W. Austin Lewis, IV is will continue to serve in his capacity as Treasurer and CFO, as well as Director, but as of the Effective Date has stepped down as President and CEO. The Company’s board anticipates that Mr. Lewis will also enter into an employment agreement.

Board of Directors of Combined Company

As of the Effective Date, the Board of Directors will be increased from three to five, and three new individuals have been appointed by the Company’s current Board of Directors, including Allan Pratt, who will serve as the Chairman of the Board. The other two new Board members are David Ogden and Laurie Bradley. A summary of biographical information for each of the new Directors is contained in Item 5.02 below. W. Austin Lewis, IV remains on the Board as well as Andrew Pilaro. Mr. Terry Fokas resigned as Director effective as of the Effective Date.

Net Operating Losses

The Company anticipates that it will be able to preserve its net operating losses carry forwards for federal income tax purposes after effectiveness of the amalgamation of its new subsidiary with emergeIT.

Interest of Certain Persons

Other than as described below, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the proposals that is not shared by all other stockholders.

W. Austin Lewis, IV, as President of the Company, is the owner and President of Lewis Asset Management.   Lewis Asset Management, Inc. invested approximately $845,000 in the form of convertible notes and similar instruments, which amount can be converted into 14% of the issued and outstanding shares of emergeIT.  In additional, if Lewis Asset Management has warrants to receive an additional 6.25% of shares upon an investment of an additional $400,000.
Upon consummation of the amalgamation under the Amalgamation Agreement, Lewis Asset Management will own approximately 1,725 exchangeable shares, which will be exchangeable into approximately 771,216 shares of Company common stock and 5,363,457 shares of Company Series A Preferred Stock, and warrants for approximately 770 exchangeable shares which, if exercised, would be convertible into approximately 344,253 shares of Company common stock and 2,394,123 shares of Series A Preferred Stock, provided that after the reverse/forward split described below, the total shares that Lewis Asset Management will receive are 34,425 shares of common stock of the Company and 239,412 of Preferred Stock of the Company.
Exhibits

The foregoing description of the Amalgamation Agreement and related agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreements and documents attached as Exhibits.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The description set forth in Item 1.01 is incorporated by reference herein.

Item 3.02
Unregistered Sale of Equity Securities

(a) Pursuant to the Amalgamation Agreement, effective December 30, 2016, the Company’s subsidiary will issue exchangeable shares to 13 holders, almost all of which reside in Canada. The exchangeable shares represent a right to receive 45 shares of the Company’s common stock (after adjusting for the reverse/forward split described below) and 311 shares of Preferred Stock (after adjusting for the reverse /forward split described below) in the aggregate, such that the former holders of emergeIT will hold rights to approximately 79.5% of all the issued and outstanding shares of capital stock of the Company, and the current stockholders of the Company will own approximately 20.5% of all the issued and outstanding shares of capital stock of the Company. Once converted the stock has restrictions on transfer. An additional 300,000 (after adjusting for the reverse/forward split described below) shares of preferred stock are reserved for indemnification purposes only. Based on the small number of shareholders and the restricted nature of the securities received, the Company has relied on the exemption from registration under Section 4(a)(2) of the Securities Act with respect to the issuance of the stock.

Item 3.03
Material Modification to Rights of Security Holders

The description set forth in Item 1.01 is incorporated by reference herein.

Pursuant to the Amalgamation Agreement, the Company filed a Certificate of Designations effective on December 30, 2016 which sets aside 5,000,000 shares of Preferred Stock as Series A Preferred Stock. The Series A Preferred Stock holders have no voting rights and have an aggregate liquidation value of approximately $11,581,000. The Preferred Stock also carries a coupon payment obligation of 1.5% per year calculated by taking the 30-day average closing price for an equal number of shares of common stock for the month immediately preceding the coupon payment date, which is made annually. Payout of the coupon may be made out of existing cash or in shares of Series A Preferred stock of the Company. The Series A Preferred Stock have no voting or conversion rights. If purchased, redeemed, or otherwise acquired (other than conversion), the preferred stock may be reissued.

Item 5.01
Changes in Control of Registrant

The description set forth in Item 1.01 is incorporated by reference herein.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(a) On December 19, 2016, and effective as of December 30, 2016, Mr. Terry Fokas has resigned as a director. There were no disagreements between the Company and Mr. Fokas with regards to the Company’s operations, policies or practices. Mr. Fokas does not sit on any committee of the Board. Mr. Fokas resigned to allow room for three new directors to be appointed pursuant to the Amalgamation Agreement. Mr. Fokas did not provide any written correspondence concerning the circumstances surrounding his resignation. Mr. Fokas has been provided a copy of this disclosure and has been given the opportunity to furnish a letter whether he agrees with the statements made by the Company herein.

(b) As of December 30, 2016, W. Austin Lewis resigned as the Company’s President and CEO to allow emergeIT’s President, Allan Pratt, to become President and CEO of the Company. Mr. Lewis will continue to serve as the Company’s CFO and Treasurer and remain on the Board of Directors.

(c), (d), (e)

As of December 30, 2016, Mr. Allan Pratt is named CEO and President and Director of the Company. Mr. Pratt, 59, formed emergeIT in 2008 and is its co-founder, CEO and President. emergeIT, also known as ShipTime, is a world leader in web delivered solutions in the transportation industry representing major channel partners such as Costco with over 30,000 members and growing. In 1985, Pratt began the creation of an operational and sales network in the US to provide a next day service to Canada from 50 US cities into a Canadian regional carrier’s primary footprint. The business continued to grow and evolve until the acquisition by FedEx in 1988. As a Global Sales Manager at FedEx and Vice President of Canada’s largest freight forwarder and LTL provider, Mr. Pratt developed teams of vertical market specialists providing cycle time reduction and information technology solutions. In the automotive and telecommunications industry, Mr. Pratt was instrumental in developing and implementing new supply chain models which led to an overall decrease in North American distribution centers, improved order fulfillment, cycle times and overall cost reductions, while increasing customer satisfaction levels. Mr. Pratt has been selected for his strong management and leadership skills.

As of December 30, 2016, the following two individual are named as directors of the Company:

Mr. David Ogden, 53, is President of Soho Management Consulting since November 2013. He was also Senior Vice President of International Operations of Delhivery.com from October 2015 to October 2016. Further, he was Senior Vice President for Operations & Logistics to Global Access from March 2015 to August 2015, and owners of Soho Print, a digital print and promotions firm, from 2003 through 2013. Mr. Ogden also held positions with Helios-SinoGulf Property Development, Egypt Express, and FedEx Logistics. Mr. Ogden has been selected as Director for his expertise in shipping and delivery in commerce.

Ms. Laurie Bradley, 62, is the current President of ASG Renaissance since 2006, and is responsible for corporate strategy and business development. Her position includes the design and delivery of human capital solutions and the development of partnerships and teaming relationships. Ms. Bradley leads the cross functional sales teams representing the human capital, advisory services and marketing the divisions of ASG. In 2009, Ms. Bradley launched Blue Force Services a wholly owned subsidiary of ASG. Blue Force delivers defense and security services, training programs, technical documentation services and program management to both commercial and defense clients. In 2007, Ms. Bradley created a network of minority owned, women owned and veteran owned businesses branding this association as the Mosaic Advantage. Ms. Bradley was selected as director for her leadership skills in corporate strategy and business development.

Committee appointments have not yet been made, and the three new directors are not yet members of any committee at this time. The new directors shall serve for one, two or three years, and then be placed into three year staggered terms, or until they resign, retire or each successor is duly elected. There are no arrangements or understandings between any of the new directors and any other person pursuant to which such director was selected as director. None of the three new directors is related to any other director or executive officer of the Company. None of the new directors has not been involved in any transaction during the past two years in which the Company was a participant and the amount involved exceeds $120,000 and in which such director had or would have a direct or indirect material interest, except that Mr. Pratt was a shareholder of emergeIT and received exchangeable shares that may be converted into 938,872 shares of common stock equal to approximately 5.69% of the issued and outstanding shares of the company on a fully diluted basis.
Other than the employment agreement with respect to Mr. Pratt described herein, none of the new directors is a party to or a participant in any material plan, contract or arrangement (whether or not written) that is entered into or any material amendment in connection with a triggering event or entitled to any grant or award under any such plan, contract or arrangement in connection with any such triggering event.

At the Closing, effective as of the Effective Date, Mr. Pratt entered into an employment agreement (the “Employment Agreement”) with the Company to serve as the Company’s President and CEO. The Employment Agreement will be for an initial term through February 2020, with a base salary of US$185,000 and eligibility for a bonus as the Board of Directors determines. Bonuses may be in the form of cash, equity awards or both. Mr. Pratt will be eligible for employee and fringe benefits consistent with other employees, and equity awards adopted by the Company for its employees generally. Mr. Pratt will also have an automobile allowance of US$600 per month and mileage reimbursement for business travel at IRS rates.

Mr. Pratt may terminate the employment agreement at any time with 30 days’ notice. The Company may terminate Mr. Pratt for “cause”, which shall include willful, intentional or tortious conduct detrimental to the Company’s operations. The Company may terminate Mr. Pratt without cause upon giving 30 days’ notice, subject to a severance payment. Mr. Pratt also may terminate his employment for “good reason”, which means a material diminution in his authority, duties or responsibilities, a change in geographic location from where Mr. Pratt provides services, or any action or inaction by the Company that constitutes a breach of the employment agreement. If Mr. Pratt is terminated without cause or by Mr. Pratt for “good reason,” during the initial term, Mr. Pratt shall receive a severance payment which is three times his overall compensation of salary plus bonus, which amount decreases after two years to three times his base salary. Mr. Pratt would be subject to a two year non-compete with respect to on-line package shipping services to small businesses and retail customers in the territory of the United States and Canada.

A copy of the form of Employment Agreement is set forth as Exhibit 10.5.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended its Certificate of Incorporation to do the following:

(a)           to affect a 1:3000 reverse stock split, whereby every 3000 shares of Common Stock of the Company shall be converted automatically into 1 share effective December 30, 2016, at 12:01 a.m. (“Reverse Stock Split”);

(b)           to affect a 300:1 forward split, whereby every 1 share shall be converted automatically into 300 shares effective December 30, 2016, at 12:02 a.m. (“Forward Split”);

(c)         to authorize the Chairman of the Board with respect to any matter coming before the board of directors where there is an even number of members on the board of directors and a vote has been taken that results in a deadlock because the vote is tied, the matter shall be reintroduced for a vote by the board of directors and the Chairman of the board of directors shall cast the deciding vote, effective at December 30, 2016, at 12:03 a.m.

(d)           to increase authorized shares, after giving effect to the Reverse Stock Split and the Reverse Forward Split to 45,000,000, of which 25,000,000 shares are common stock and 20,000,000 shares are set aside as preferred stock effective at December 30, 2016, at 12:04 a.m.

(e)           a certificate of designations to provide for the rights of 5,000,000 shares of preferred stock. The Certificate of Designations, effective on December 30, 2016, sets aside 5,000,000 shares of Preferred Stock as Series A Preferred Stock. The Series A Preferred Stock holders have no voting rights and have an aggregate liquidation value of approximately $11,581,000. The Series A Preferred Stock also carries a coupon payment obligation of 1.5% per year calculated by taking the 30-day average closing price for an equal number of shares of common stock for the month immediately preceding the coupon payment date, which is made annually. Payout of the coupon may be made out of existing cash or in shares of Series A Preferred stock of the Company. The Series A Preferred Stock have no voting or conversion rights. If purchased, redeemed, or otherwise acquired (other than conversion), the preferred stock may be reissued. The Certificate is effective at December 30, 2016, at 12:05 a.m.

A copy of the Amendments for each of (a), (b), (c), (d) and (e) is attached as Exhibit 3.1 to this Form 8-K.

As of December 30, 2016, the Bylaws of the Company will be amended to provide for a classified or staggered board of directors, where each board member is elected into one of three classes. Initially, five directors will serve between one to three year terms.  The directors placed in a Class I position will serve for approximately one year.  The directors placed in a Class II position will serve for approximately two years.  The directors placed in a Class III position will serve approximately three years.  After this transitional arrangement, the Directors will serve for three year terms, with one class being elected each year. A copy of the amendment to the bylaws is attached as Exhibit 3.2.

Item 5.07
Submission of Matters to a Vote of Security Holders

(a) The following matters were approved effective December 19, 2016 pursuant to a consent solicitation without a meeting:

1.
To effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation;

2.	An amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.;

3.	An amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors;

4.	An amendment to the Company’s Bylaws to provide for a classified Board of Directors;

5.
An amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split); and

6.	To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock.

The following table sets forth the number of votes cast for and against, and the number of abstentions and non- votes, with respect to each proposal.

	Number of Votes
	For	Against	Abstain	Non-Votes
To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-500 and 1-for-3000, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 50-for-1 and 300-for-1, respectively, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation	6,108,402			4,881,206

To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from PAID, Inc. to ShipTime Inc.	6,108,402			4,881,206

To approve an amendment to the Company’s Certificate of Incorporation to permit the Chairman of the Board of Directors to have a deciding vote in the event of a tie vote of the Board of Directors	6,108,402			4,881,206

To approve an amendment to the Company’s Bylaws to provide for a classified Board of Directors	6,108,402			4,881,206

To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 11,000,000 (pre-reverse/forward split) to 25,000,000 (post-reverse/forward split)	6,108,402			4,881,206

To approve an amendment to the Company’s Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of blank check preferred stock	6,108,402			4,881,206

The Company determined to defer the possible name change from PAID, Inc. to Shiptime Inc. until a possible later date.

Item 9.01
Financial Statements and Exhibits.

(a)
Financial Statements

Financial statements require by this item shall be filed by amendment no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b)
Exhibits

Exhibit Number	Description
3.1	Certificates of Amendment of Certificate of Incorporation of the Company effective December 30, 2016
3.2	Amendment No. 1 to Bylaws effective December 30, 2016
10.1	Amalgamation Agreement dated September 1, 2016 by and among PAID, Inc., emergeIT, Inc., 2534845 Ontario Inc. and 2534841 Ontario Inc.*
10.2	Exchange and Call Rights Agreement*
10.3	Description of Rights of ShipTime Canada Inc. stockholders*
10.4	Support Agreement*
10.5	Employment Agreement for Allan Pratt*

* Filed previously on Current Report on Form 8-K dated September 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: December 23, 2016	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President and CFO

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificates of Amendment of Certificate of Incorporation of the Company effective December 30, 2016
3.2	Amendment No. 1 to Bylaws effective December 30, 2016
10.1	Amalgamation Agreement dated September 1, 2016 by and among PAID, Inc., emergeIT, Inc., 2534845 Ontario Inc. and 2534841 Ontario Inc.*
10.2	Exchange and Call Rights Agreement*
10.3	Description of Rights of ShipTime Canada Inc. stockholders*
10.4	Support Agreement*
10.5	Employment Agreement for Allan Pratt*